UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                                    August 14, 2012

CONTANGO ORE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-54136	27-3431051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960
HOUSTON, TEXAS 77098
(Address of principal executive offices)

(713) 960-1901
(Registrant's telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2012, Contango ORE, Inc. issued a press release announcing that Kenneth R. Peak, Chairman and CEO, would take a medical leave of absence effective immediately.

The Board of Directors of the Company increased the size of the Board by one and appointed Mr. Brad Juneau as a director to serve on the Company’s Board of Directors.  The appointment was effective as of August 13, 2012, and Mr. Juneau will serve until the next election of members of the Board of Directors at the Company’s annual shareholder meeting and until his successor is elected and qualified.  Mr. Juneau has also been elected to serve as President and Acting Chief Executive Officer.  Mr. Peak will continue to serve as Chairman.

A copy of the press release is attached to this Current Report as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit No.	Description of Document
99.1	Press Release dated August 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

Date:	August 17, 2012	By:	/s/ Sergio Castro
Sergio Castro
Vice President, Chief Financial Officer, Treasurer and Secretary